EXHIBIT 10.20

FIRST AMENDMENT
TO
STOCKHOLDERS AGREEMENT

This FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT (this “Amendment”), dated as of September 26, 2006, is by and among the signatories hereto. All capitalized terms used in this Amendment which are not herein defined shall have the same meanings ascribed to them in the Agreement (as defined infra).

WHEREAS, the undersigned are parties to that certain Stockholders Agreement dated as of July 21, 2006 relating to Wyndcrest DD Holdings, Inc. (the “Agreement”) and, collectively, hold a majority of the Stockholder Shares owned by the Investors and a majority of the Falcon Securities, and such parties desire to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Board of Directors of the Company. Paragraphs (a)(i) and (a)(ii)(A) of Section 2 of the Agreement shall be amended, effective as of the date hereof, by being replaced in their entirety with the following:

“(i)	the Board shall be comprised of nine (9) directors;

(ii)   the following persons will be elected to the Board:

(A)
the holders of the majority of Stockholder Shares held by the Investors will designate eight (8) directors, which designees shall initially be John C. Textor, Michael Bay, Carl Stork, and five (5) persons to be designated by such holders after the date hereof; and,”.

2. Boards of Directors of Significant Subsidiaries. The third sentence of Section 2(b) of the Agreement shall be amended, effective as of the date hereof, by being replaced in its entirety with the following:

“The person or persons who are to serve as the member(s) of the board of directors of each Significant Subsidiary shall be designated by the board of directors of its immediate parent company; provided, however, that, in the event that the Falcon Director chooses, in his sole discretion, upon prior written notice thereof to the Company at any time or from time to time to serve on the board of directors of any such Significant Subsidiary, he shall promptly thereupon be elected to said board of directors, and simultaneously the composition of said board of directors and each committee thereof shall, where the appropriate persons are willing to serve, be made identical to the composition of the Board and each corresponding committee thereof; provided further that no member of the Board shall be required to serve as a director or committee member of said Significant Subsidiary. The parties agree that the foregoing shall in no way impair or limit the rights granted to Falcon under that certain letter agreement with the Company and DDI dated as of July 21, 2006 relating to, among other things, the Venture Capital Operating Company regulations of the Department of Labor.”

3. Continued Effectiveness. Except as amended hereby, the Agreement shall remain unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail.

4. Headings; Counterparts. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of or be taken into consideration in interpreting this Amendment. This Amendment may be executed in multiple counterparts, all of which shall constitute one and the same instrument, and may be delivered by facsimile.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws or choice of law of the State of Delaware or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of Delaware.

(signature page follows)

IN WITNESS WHEREOF, the parties have executed this First Amendment to Stockholders Agreement as of the day and year first above written.

By:_________________________________	By:_________________________________
MICHAEL BAY	CARL STORK

By:_________________________________	By:_________________________________
JONATHAN TEAFORD	JOHN C. TEXTOR

FALCON MEZZANINE PARTNERS II, LP	WYNDCREST DD HOLDINGS, INC.

By: Falcon Mezzanine Investments II, LLC
Its: General Partner

By:_________________________________	By:_________________________________
Name:_______________________________	Name:_______________________________
Title:________________________________	Title:________________________________